FOR:      UNIFLEX, INC.

FROM:     L. B. Stauffer, Sr. VP
          Porter, LeVay & Rose, Inc.

COMPANY   Robert K. Semel
CONTACT:  (516) 997-7300

            UNIFLEX, INC. AND AN AFFILIATE OF RFE INVESTMENT PARTNERS

          SIGN MERGER AGREEMENT; CARK MARKS ENTITIES AND STERLING/CARL

                       MARKS CAPITAL, INC. TO PARTICIPATE

                  Hicksville, NY - March 8, 1999 - Uniflex, Inc. (AMEX: UFX) announced today that Uniflex and an acquisition entity ("NEWCO") formed by RFE Investment Partners, a New Canaan, Connecticut-based private equity firm, have signed an Agreement and Plan of Merger and Recapitalization ( the "Merger Agreement") providing for the acquisition by NEWCO of all of the outstanding shares of common stock (exclusive of the shares to be retained as described below) and all the outstanding stock options of Uniflex.

                  Robert K. Semel, president and chief operating officer of Uniflex, said, "We are pleased that the merger agreement has been signed and we believe that this transaction is good for our shareholders and for our business."

                  The Merger Agreement provides for a statutory merger of Uniflex with NEWCO pursuant to which the holders of Uniflex's issued and outstanding common stock and stock options (exclusive of the shares of common stock to be retained as described below) will be entitled to receive $7.57 per share of common stock and an average of $ 4.09 per stock option for options the exercise price of which is less than $7.57 per share, based upon 128,700 such options currently outstanding and a weighted average exercise price thereof of $3.48 per share. In addition, there are 30,000 options currently outstanding for which the exercise price exceeds $7.57 per share. Upon consummation of the merger, (i) CMCO, Inc. and its affiliates that currently own 300,158 shares of common stock of Uniflex will retain all of their shares of common stock of Uniflex and (ii) certain officers, directors and employees of Uniflex will retain no less than 322,000 shares of common stock of Uniflex owned by them. The transaction is expected to be treated as a recapitalization for financial reporting purposes.

                  There can be no assurance that the merger will be consummated. The transaction, which has been approved by the boards of directors of Uniflex and NEWCO and by RFE (as NEWCO's sole stockholder), is subject to certain conditions, including approval of the transaction by the stockholders of Uniflex and successful completion of necessary financing and any regulatory approvals. The Company proposes to distribute a proxy statement to its stockholders for the approval at a stockholders' meeting of the Merger Agreement and the transactions contemplated thereby. Closing of the transaction is expected to occur no later than July 30, 1999.

                  NEWCO and Uniflex have received financing commitments with respect to the transaction from (i) Fleet Bank, National Association and The Chase Manhattan Bank, for a senior secured credit facility for Uniflex, (ii) Allied Signal Inc. Master Pension Trust for the purchase of senior


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subordinated  debentures of Uniflex as arranged by Allied Capital Management LLC and (iii) Sterling/Carl Marks Capital, Inc. and RFE for equity contributions to Uniflex and NEWCO. The proceeds of the equity commitments and debt financings are intended to be utilized to pay the merger consideration, to pay various fees and expenses associated with the merger, to refinance certain indebtedness of Uniflex and to provide working capital to Uniflex. The financing commitments are subject to a number of conditions, including completion of due diligence by the proposed lenders and the execution of definitive agreements.

                  Uniflex designs, manufactures and markets a growing line of specialty bags used for packaging, sales and advertising promotions, including general retail. Uniflex also manufactures an expanding line of patented medical products for use in hospitals, medical and dental laboratories and emergency care centers and the ULTRAVAULT(TM), tamper evident cash or document handling envelope. Detailed information about Uniflex products can be found on its World Wide Web page on the Internet at http://www.UFline.com.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTY, INCLUDING WITHOUT LIMITATION, FUTURE ACTION OR INACTION BY THE BOARD OF DIRECTORS AND SHAREHOLDERS OF UNIFLEX WITH RESPECT TO THE MATTERS REFERRED TO IN THIS PRESS RELEASE AND THE ABILITY OF THE COMPANY TO MARKET AND DEVELOP ITS PRODUCTS. ALTHOUGH UNIFLEX
BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND THEREFORE, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY UNIFLEX OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF UNIFLEX WILL BE ACHIEVED.

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